Exhibit 10.5

DIRECTOR DESIGNATION AGREEMENT

This DIRECTOR DESIGNATION AGREEMENT (this “Agreement”), dated as of             , 2021, is entered into by and among Desert Peak Minerals Inc., a Delaware corporation (the “Company”), KMF DPM HoldCo, LLC, a Delaware limited liability company (“KMF Holdco”), Chambers DPM HoldCo, LLC, a Delaware limited liability company (“Chambers Holdco” and together with KMF Holdco, “Kimmeridge”), Rock Ridge Royalty Company LLC, a Delaware limited liability company (“Rock Ridge”), Source Energy Leasehold, LP, a Delaware limited partnership (“Source Leasehold”) and Permian Mineral Acquisitions, LP, a Delaware limited partnership (“Source Permian,” together with Source Leasehold, the “Source Stockholders” and collectively, with Kimmeridge, Rock Ridge and Source Leasehold, the “Principal Stockholders”).

WHEREAS, the Principal Stockholders, certain other parties thereto and the Company have entered into that certain Merger Agreement, dated as of the date hereof (the “Merger Agreement”), pursuant to which each of the Principal Stockholders, in consideration for the merger, has received units in Desert Peak LLC and shares of Class B Common Stock; and

WHEREAS, as a condition precedent to the execution, delivery and performance of the Merger Agreement, and in connection with, and effective upon, the completion of an underwritten public offering (the “IPO”) of shares of Class A Common Stock, the Principal Stockholders and the Company have entered into this Agreement to set forth certain understandings among themselves, including with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares are subject to this Agreement.

“Board” means the Board of Directors of the Company.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of the Company.

“Common Stock” means the Class A Common Stock together with the Class B Common Stock.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Principal Stockholder Director” means a director designated by a Principal Stockholder.

Section 1.2     Rules of Construction.

(a)     Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b)     The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c)     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II

GOVERNANCE MATTERS

Section 2.1     Designees.

(a)     The Company and the Principal Stockholders shall take all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to include in the slate of nominees to be recommended by the Board for election as director at each applicable annual or special meeting of stockholders at which directors are to be elected the following individuals:

(i)     if Kimmeridge and its Affiliates collectively Beneficially Own at least 20% of the outstanding shares of Common Stock, two nominees designated by Kimmeridge;

(ii)     if Kimmeridge and its Affiliates collectively Beneficially Own less than 20% but at least 10% of the outstanding shares of Common Stock, one nominee designated by Kimmeridge;

(iii)     if Rock Ridge and its Affiliates collectively Beneficially Own at least 10% of the outstanding shares of Common Stock, one nominee designated by Rock Ridge (the “Rock Ridge Director”); and

(iv)    if the Source Stockholders and their Affiliates collectively Beneficially Own at least 10% of the outstanding shares of Common Stock, one nominee designated by the Source Stockholders (the “Source Director”).

If the applicable Principal Stockholder and its Affiliates collectively Beneficially Own less than the applicable percentage of the outstanding shares of Common Stock set forth in this Section 2.1(a), such Principal Stockholder shall not be entitled to designate a nominee.

For the avoidance of doubt, the rights granted to the Principal Stockholders to designate nominees are additive to, and not intended to limit in any way, the rights that the Principal Stockholders or any of their respective Affiliates may have to nominate, elect or remove directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all necessary corporate action to effectuate the above shall include (A) including the Persons designated pursuant to this Section 2.1(a) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein, and (C) soliciting proxies or consents in favor thereof. The Company is entitled to identify such individual as a Kimmeridge Director (as defined below), a Rock Ridge Director or a Source Director, as applicable, pursuant to this Agreement.

(b)     At any time the members of the Board are allocated among separate classes of directors, (i) the directors designated by Kimmeridge (the “Kimmeridge Directors”), if there is more than one Kimmeridge Director at such time, shall be in different classes of directors to the extent practicable and (ii) Kimmeridge shall be permitted to designate the class or classes to which each Kimmeridge Director shall be allocated.

(c)     So long as a Principal Stockholder is entitled to designate one or more nominees pursuant to Section 2.1(a), such Principal Stockholder shall have the right to remove any Principal Stockholder Director (with or without cause) appointed by such Principal Stockholder, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to cause such removal.

(d)      In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by a Principal Stockholder or otherwise in accordance with the Company’s certificate of incorporation and bylaws, as either may be amended or restated from time to time) of a Principal Stockholder Director, the Principal Stockholder entitled to appoint such Principal Stockholder Director shall be entitled to designate an individual to fill the vacancy so long as the total number of Persons that will serve on the Board as designees of such Principal Stockholder immediately following the filling of such vacancy will not exceed the total number of Persons that such Principal Stockholder is entitled to designate pursuant to Section 2.1(a) on the date of such replacement designation. The Company and the Principal Stockholders shall take all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to cause such replacement designee to become a member of the Board. This Section 2.1(d) shall create an obligation between the Company and such Principal Stockholder and is not intended to constitute a voting agreement between Principal Stockholders, nor is such provision intended to create a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended.

Section 2.2     Restrictions on Other Agreements. Each Principal Stockholder shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock that is inconsistent with or conflicts with this Agreement.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1     Effectiveness. Upon the closing of the IPO, this Agreement shall thereupon be deemed to be effective. However, to the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2     Termination. This Agreement shall terminate upon the earlier to occur of (a) the dissolution, liquidation or winding up of the Company, (b) with respect to Kimmeridge, Rock Ridge and the Source Stockholders separately, the date on which Kimmeridge, Rock Ridge or the Source Stockholders cease to own at least 10% of the outstanding shares of Common Stock and (c) the written agreement of the parties.

ARTICLE IV

MISCELLANEOUS

Section 4.1     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 4.1 prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company, to:

Desert Peak Minerals Inc.

1144 15th Street, Suite 2650

Denver, Colorado 80202

Attention: General Counsel

E-mail: brett.riesenfeld@desertpeak.com

If to Kimmeridge, to:

[c/o Kimmeridge Energy Management Company, LLC

412 West 15th Street, 11th Floor

New York, NY 10011

Attention: General Counsel

E-mail: tamar.goldstein@kimmeridge.com]

If to Rock Ridge, to:

Rock Ridge Royalty Company LLC

Two Energy Square

4849 Greenville Avenue, Suite 1600

Dallas, Texas 75206

Attention: Megan Davis

Electronic Mail: megan.davis@primexx.com

with copies (which shall not constitute notice) to:

Blackstone Management Partners L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Angelo Acconcia

Facsimile: (212) 201-2874

Electronic Mail: acconcia@blackstone.com

If to the Source Stockholders, to:

[●]

Section 4.2     Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4     Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5     Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6     Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7     Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.8     Amendments; Waivers.

(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9     Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of its respective rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

DESERT PEAK MINERALS INC.

By:
Name:
Title:

PRINCIPAL STOCKHOLDERS:

KMF DPM HOLDCO, LLC

By:
Name:
Title:

CHAMBERS DPM HOLDCO, LLC

By:
Name:
Title:

ROCK RIDGE ROYALTY COMPANY LLC

By:
Name:
Title:

SOURCE ENERGY LEASEHOLD, LP

By: [ ], its general partner

By:
Name:
Title:

Signature Page to Director Designation Agreement

PERMIAN MINERAL ACQUISITIONS, LP

By: [ ], its general partner

By:
Name:
Title:

Signature Page to Director Designation Agreement